Exhibit 99.1

NEWS RELEASE

CONTACT: Phil Franklin,

Executive Vice President and CFO (773) 628-0810

LITTELFUSE To ACQUIRE CIRCUIT PROTECTION business FROM TE CONNECTIVITY

CHICAGO, November 9, 2015 – Littelfuse, Inc. (NASDAQ:LFUS) today announced it has entered into a definitive agreement to acquire the circuit protection business of TE Connectivity Ltd. (NYSE: TEL) for $350 million in cash. This business has a leading position in polymer-based resettable circuit protection devices with a strong global presence in the automotive, battery, industrial, communications and mobile computing markets. The business is headquartered in Menlo Park, California with manufacturing facilities in Shanghai and Kunshan, China and Tsukuba, Japan.

“This business is an excellent strategic fit with Littelfuse,” said Gordon Hunter, CEO of Littelfuse. “It will expand our global circuit protection product portfolio as well as our presence in the automotive electronics and battery end markets. This business has a long history of technology innovation and new product development, and its synergies with our existing circuit protection business will drive deeper engagement with our customers and channel partners. The business will also significantly increase our presence in Japan and serve as a platform for future growth.”

Transaction Highlights

The TE circuit protection business had estimated revenue of $190 million in fiscal 2015 with an EBITDA margin of approximately 20%. The company expects the transaction to be immediately accretive to earnings excluding acquisition and integration related costs. The company expects cost synergies of at least $10 million annually starting in 2017.

The transaction, which was approved by the Littelfuse Board of Directors, is subject to customary closing conditions and regulatory approvals. The acquisition is expected to close in the first quarter of 2016 and will be financed through a combination of cash on hand and bank debt. Wachtell, Lipton, Rosen and Katz is acting as legal advisor to Littelfuse.

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Conference Call and Webcast Information

Littelfuse will hold a conference call for investors on Monday, November 9, at 9:00 a.m. CST to discuss this announcement. The call will be broadcast live over the Internet and be accessed through the company’s website: www.littelfuse.com, including presentation materials. Listeners should go to the website at least 15 minutes prior to the call to download and install any necessary audio software. An audio replay of the call will be available on the company’s website beginning November 9.

About Littelfuse

Founded in 1927, Littelfuse is the world leader in protection with growing global platforms in power controls and sensing. The company serves global customers in the electronics, automotive and industrial markets with technologies including fuses, semiconductors, polymers, ceramics, relays and sensors. Littelfuse has over 8,000 employees in more than 35 locations throughout the Americas, Europe and Asia.

For more information, please visit the Littelfuse website: littelfuse.com.

Safe Harbor Statement

The statements in this press release that are not historical facts are intended to constitute “forward-looking statements” entitled to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements may involve risks and uncertainties, including, but not limited to, risks relating to product demand and market acceptance, economic conditions, the impact of competitive products and pricing, product quality problems or product recalls, capacity and supply difficulties or constraints, coal mining exposures reserves, failure of an indemnification for environmental liability, exchange rate fluctuations, commodity price fluctuations, the effect of the company’s accounting policies, labor disputes, restructuring costs in excess of expectations, pension plan asset returns less than assumed, integration of the acquired business or other acquisitions, the ability to consummate the proposed transaction on the anticipated timeline or at all, the ability to realize the anticipated benefits of the proposed transaction, and other risks which may be detailed in the company’s other Securities and Exchange Commission filings. Should one or more of these risks or uncertainties materialize or should the underlying assumptions prove incorrect, actual results and outcomes may differ materially from those indicated or implied in the forward-looking statements. This press release should be read in conjunction with information provided in the financial statements appearing in the company’s Annual Report on Form 10-K for the year ended December 27, 2014. For a further discussion of the risk factors of the company, please see Item 1A. “Risk Factors” to the company’s Annual Report on Form 10-K for the year ended December 27, 2014.

Use of Non-GAAP Financial Measures

The information provided in this press release includes the non-GAAP financial measure EBITDA margin. This non-GAAP financial measure should not be considered in isolation or a substitute for the comparable GAAP measure. Management uses this non-GAAP measure to compare operating results to other industry participants. A reconciliation of EBITDA margin to the most directly comparable GAAP measure is not accessible without unreasonable effort due to the nature of the acquisition, particularly the acquisition of certain, but not all, assets of the seller.

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